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                                                                     EXHIBIT 3.1

           SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                   OF INTERNET COMMERCE SERVICES CORPORATION

                                   ARTICLE I

     The name of this corporation is CyberSource Corporation (hereafter the "Corporation").

                                   ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is Corporation Service Company, 1013 Centre Road, City of Wilmington, County of New Castle, State of Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

                                  ARTICLE III

     The nature of the business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to possess and exercise all of the powers and privileges granted by such law.

                                   ARTICLE IV

     This Corporation is authorized to issue two classes of shares of stock, designated "Common Stock" and "Preferred Stock." The total number of shares that this Corporation is authorized to issue is Seventy-Five Million (75,000,000) shares. The number of shares of Common Stock authorized is Fifty Million (50,000,000) shares, $0.001 par value per share. The number of shares of Preferred Stock authorized is Twenty-Five Million (25,000,000) shares, $0.001 par value per share. The holders of Common Stock shall be entitled to one vote for each share in all matters required or permitted to be voted on by stockholders of the Corporation.

     The shares of Preferred Stock authorized by this Second Amended and Restated Certificate of Incorporation may be issued from time to time in one or more series. For any wholly unissued series of Preferred Stock, subject to compliance with Section 6 of this Article IV, the Board of Directors is hereby authorized to fix and alter the dividend rights, dividend rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption prices, and liquidation preferences, the number of shares constituting any such series and the designation thereof, or any of them.

     For any series of Preferred Stock having issued and outstanding shares, the Board of Directors is hereby authorized to increase or decrease the number of shares of such series when the number of shares of such series was originally fixed by the Board of Directors, but such increase or decrease shall be subject to the limitations and restrictions stated in the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased. then the shares constituting such decrease shall resume the

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status that they had prior to the adoption of the resolution originally fixing the number of shares of such series. In no event may the number of shares of any series be decreased to a number that is less than the number of shares of such series then outstanding.

     Section 1.  Designation and Definitions:
                 ---------------------------

                 (a) "Board of Directors" shall mean the Board of Directors of this Corporation.

                 (b)   The "Common Shares" shall mean shares of the Common
Stock.

                 (c) "Common Stock" shall mean this Corporation's common stock.

                 (d) The "Corporation" shall mean CyberSource Corporation (formerly known as Internet Commerce Services Corporation).

                 (e) There shall be five series of Preferred Stock, designated and known as Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series E Preferred Stock. The number of shares constituting the Series A Preferred Stock (the "Series A Preferred") shall be 1,985,520 shares. The number of shares constituting the Series B Preferred Stock (the "Series B Preferred") shall be 2,500,000 shares. The number of shares constituting the Series C Preferred Stock (the "Series C Preferred") shall be 3,000,000 shares. The number of shares constituting the Series D Preferred Stock (the "Series D Preferred") shall be 1,851,852 shares. The number of shares constituting the Series E Preferred Stock (the "Series E Preferred") shall be 14,700,000. Subject to compliance with Section 6 of this
Article IV, the Board of Directors may issue the remaining undesignated Preferred Stock in one or more series as permitted by this Second Amended and Restated Certificate of Incorporation. The Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred are referred to herein from time to time collectively as the "Preferred Stock."

     Section 2.  Dividends.
                 ---------

                 (a) The holders of outstanding Series A Preferred shall be entitled to receive in any fiscal year, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, dividends at the rate of $0.0064 per share of Series A Preferred per annum (the "Series A Dividend"), which shall be payable pari passu with the Series B Dividend (as defined in subsection (b) below), the Series C Dividend (as defined in subsection (c) below), the Series D Dividend (as defined in subsection (d) below) and the Series E Dividend (as defined in subsection (e) below) before any dividend or distribution (other than pursuant to Section 5) is paid on Common Stock. The Series A Dividend may be payable annually or otherwise as the Board of Directors may from time to time determine provided that the Series B Dividend, Series C Dividend, Series D Dividend and Series E Dividend are also paid at such time.

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                 (b)   The holders of outstanding Series B Preferred shall be
entitled to receive in any fiscal year, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, dividends at the rate of the sum of (i) $0.0432 per share of Series B Preferred per annum (the "Noncumulative Series B Dividend"), plus (ii) for each month since the Series B Original Issue Date (as defined in Section 4(d)), $0.00252 (as adjusted for any stock dividends, combinations or splits with respect to such shares) per share of Series B Preferred (the "Cumulative Series B Dividend" and together with the Noncumulative Series B Dividend, the "Series B Dividend"), which shall be payable pari passu with the Series A Dividend, Series C Dividend, Series D Dividend and Series E Dividend before any dividend or distribution (other than pursuant to Section 5) is paid on Common Stock. The Series B Dividend may be payable annually or otherwise as the Board of Directors may from time to time determine provided that the Series A Dividend, Series C Dividend, Series D Dividend and Series E Dividend are also paid at such time. Any amounts paid with respect to the Series B Dividend in any fiscal year shall be applied first to the Noncumulative Series B Dividend due for that fiscal year, second to any Cumulative Series B Dividends due for any previous fiscal year or period, and third to the most recently accumulated Cumulative Series B Dividend.

                 (c) The holders of outstanding Series C Preferred shall be entitled to receive in any fiscal year, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, dividends at the rate of the sum of (i) $0.03264 per share of Series C Preferred per annum (the "Noncumulative Series C Dividend"), plus (ii) for each month since the Series C Original Issue Date (as defined in Section 4(d)), $0.001904 (as adjusted for any stock dividends, combinations or splits with respect to such shares) per share of Series C Preferred (the "Cumulative Series C Dividend" and together with the Noncumulative Series C Dividend, the "Series C Dividend"), which shall be payable pari passu with the Series A Dividend, Series B Dividend, Series D Dividend and Series E Dividend before any dividend or distribution (other than pursuant to Section 5) is paid on Common Stock. The Series C Dividend may be payable annually or otherwise as the Board of Directors may from time to time determine provided that the Series A Dividend, Series B Dividend, Series D Dividend and Series E Dividend are also paid at such time. Any amounts paid with respect to the Series C Dividend in any fiscal year shall be applied first to the Noncumulative Series C Dividend due for that fiscal year, second to any Cumulative Series C Dividend due for any previous fiscal year or period, and third to the most recently accumulated Cumulative Series C Dividend.

                 (d) The holders of outstanding Series D Preferred shall be entitled to receive in any fiscal year, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, dividends at the rate of the sum of (i) $.108 per share of Series D Preferred per annum (the "Noncumulative Series D Dividend"), plus (ii) for each month since the Series D Original Issue Date (as defined in Section 4(d)), $.0063 (as adjusted for any stock dividends, combinations or splits with respect to such shares) per share of Series D Preferred (the "Cumulative Series D Dividend" and together with the Noncumulative Series D Dividend, the "Series D Dividend"), which shall be payable pari passu with the Series A Dividend, Series B Dividend, Series C Dividend and Series E Dividend before any dividend or distribution (other than pursuant to Section 5) is paid on Common Stock. The Series D Dividend may be payable

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annually or otherwise as the Board of Directors may from time to time determine provided that the Series A Dividend, Series B Dividend, Series C Dividend and Series E Dividend are also paid at such time. Any amounts paid with respect to the Series D Dividend in any fiscal year shall be applied first to the Noncumulative Series D Dividend due for that fiscal year, second to any Cumulative Series D Dividend due for any previous fiscal year or period, and third to the most recently accumulated Cumulative Series D Dividend.

                 (e) The holders of outstanding Series E Preferred shall be entitled to receive in any fiscal year, when, as and if declared by the Board of Directors, out of any assets at the time legally available therefor, dividends at the rate of the sum of (i) $0.181 per share of Series E Preferred per annum (the "Noncumulative Series E Dividend"), plus (ii) for each month since the Series E Original Issue Date (as defined in Section 4(d)), $0.0106 (as adjusted for any stock dividends, combinations or splits with respect to such shares) per share of Series E Preferred (the "Cumulative Series E Dividend" and together with the Noncumulative Series E Dividend, the "Series E Dividend"), which shall be payable pari passu with the Series A Dividend, Series B Dividend, Series C Dividend and Series D Dividend before any dividend or distribution (other than pursuant to Section 5) is paid on Common Stock. The Series E Dividend may be payable annually or otherwise as the Board of Directors may from time to time determine provided that the Series A Dividend, Series B Dividend, Series C Dividend and Series D Dividend are also paid at such time. Any amounts paid with respect to the Series E Dividend in any fiscal year shall be applied first to the Noncumulative Series E Dividend due for that fiscal year, second to any Cumulative Series E Dividend due for any previous fiscal year or period, and third to the most recently accumulated Cumulative Series E Dividend.

                 (f) Dividends or distributions (other than dividends payable solely in shares of Common Stock or distributions pursuant to Section 5) of up to $0.03264 per share may be declared and paid upon shares of Common Stock in any fiscal year of the Corporation only if the Series A Dividend, Series B Dividend, Series C Dividend, Series D Dividend and Series E Dividend has been declared and paid in such year. After dividends or distributions of $0.03264 per share have been declared and paid on the Common Stock in any fiscal year, all further dividends and distributions during such fiscal year shall be distributed among the holders of the Common Stock, the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as the case may be, then held by them.

                 (g) The right to the Series A Dividend, Noncumulative Series B Dividend, Noncumulative Series C Dividend, Noncumulative Series D Dividend and Noncumulative Series E Dividend shall not be cumulative and no right shall accrue to holders of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred by reason of the fact that such dividends on said shares are not declared in any prior year, nor shall any undeclared or unpaid dividend bear or accrue interest. The Cumulative Series B Dividend, Cumulative Series C Dividend, Cumulative Series D Dividend and Cumulative

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Series E Dividend shall be cumulative, whether or not earned or declared, on a daily basis from the Series B Original Issue Date, Series C Original Issue Date, Series D Original Issue Date and Series E Original Issue Date, respectively, provided that such Cumulative Series B Dividend, Cumulative Series C Dividend, Cumulative Series D Dividend and Cumulative Series E Dividend shall be payable as dividends only as declared by the Board of Directors (but will be paid upon liquidation, dissolution or winding up of the Corporation under Section 5 below or upon redemption under Section 9 below regardless of whether declared by the Board of Directors); provided further that no portion of the Noncumulative Series B Dividend, Noncumulative Series C Dividend, Noncumulative Series D Dividend or Noncumulative Series E Dividend shall be applied to or against the Cumulative Series B Dividend, Cumulative Series C Dividend, Cumulative Series D Dividend or Cumulative Series E Dividend, respectively.

                 (h) Each holder of Preferred Stock shall be deemed to have consented, for purposes of Sections 160 and 170-174 of the General Corporation Law of the State of Delaware, to distributions made by this Corporation in connection with the repurchase of shares of Common Stock issued to or held by employees of, or consultants to, this Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase.

     Section 3.  Voting.
                 ------

                 (a) Each holder of Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such holder's shares of Preferred Stock could be converted on the record date for the vote or consent of stockholders and shall have voting rights and powers equal to the voting rights and powers of the Common Stock. The holder of each share of Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the Bylaws of the Corporation and shall vote together as a single class with holders of the Common Stock upon any matter submitted to a vote of stockholders, except with respect to (i) those matters required by law to be submitted to a class or series vote and (ii) the election of directors (in respect of which the rights of the holders of Preferred Stock are set forth in Sections 3(b) and 3(c) hereof). Fractional votes by the holders of Preferred Stock shall not, however, be permitted and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number.

                 (b) The number of directors shall be set as provided in the Bylaws of the Corporation. So long as any shares of Series A Preferred remain outstanding, the holders of the Series A Preferred outstanding, voting together as a class, shall be entitled to elect one (1) director. So long as any shares of Series B Preferred remain outstanding, the holders of the Series B Preferred outstanding, voting together as a class, shall be entitled to elect one (1) director. So long as any shares of Series C Preferred and Series D Preferred remain outstanding, the holders of the Series C Preferred and Series D Preferred outstanding, voting together as a class, shall be entitled to elect one (1) director. The holders of Common Stock voting together as a class, shall be entitled to elect three (3) directors.

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                 (c)   In the case of any vacancy in the office of a director
occurring among the directors elected by the holders of Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred or Common Stock pursuant to Section 3(b) hereof, the remaining director or directors so elected by the holders of the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred, or Common Stock as the case may be, may, by affirmative vote thereof (or the remaining director so elected if there is but one, or if there is no such director remaining, by the vote of the shares of the applicable class or series) elect a successor or successors to hold the office for the unexpired term of the director or directors whose place or places shall be vacant. Any director who shall have been elected by the holders of the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred, or Common Stock or any director so elected as provided in the preceding sentence hereof, may be removed during the aforesaid term of office only by the vote of the Series A Preferred, Series B Preferred, Series C Preferred and Series D Preferred, or Common Stock, as the case may be, provided that the shares voted against removal would not be sufficient to elect the director with cumulative voting.

                 (d) Sections 3 (b) and 3 (c) above shall be void and of no effect thereafter upon the occurrence of any of the following events:

                       (i) the consummation of the Corporation's Initial Registered Public Offering (as defined in Section 4(b)(i) hereof); and

                      (ii) upon the distribution to the stockholders pursuant to Section 5 of the net proceeds of the sale of all or substantially all the assets of the Corporation.

     Section 4.  Preferred Stock Conversion.
                 --------------------------

     The holders of Preferred Stock shall have conversion rights as follows (the "Conversion Rights");

                 (a)   Right to Convert. Each share of Series A Preferred shall
                       ----------------
be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.064 by the Series A Conversion Price, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series A Preferred (the "Series A Conversion Price") shall initially be $0.032 per share of Common Stock. Such initial Series A Conversion Price shall be adjusted as hereinafter provided. Each share of Series B Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.432 by the Series B Conversion Price, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series B Preferred (the "Series B Conversion

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Price") shall initially be $0.216 of Common Stock. Such initial Series B
Conversion Price shall be adjusted as hereinafter provided. Each share of Series C Preferred shall be convertible, at the option of the holder thereof. at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.3264 by the Series C Conversion Price, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series C Preferred (the "Series C Conversion Price") shall initially be $0.3264 per share of Common Stock. Such initial Series C Conversion Price shall be adjusted as hereinafter provided. Each share of Series D Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.08 by the Series D Conversion Price, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series D Preferred (the "Series D Conversion Price") shall initially be $1.08 per share of Common Stock. Such initial Series D Conversion Price shall be adjusted as hereinafter provided. Each share of Series E Preferred shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share at the office of the Corporation or any transfer agent for such stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.81 by the Series E Conversion Price, determined as hereinafter provided, in effect on the date the certificate is surrendered for conversion. The price at which shares of Common Stock shall be deliverable upon conversion of shares of the Series E Preferred, (the "Series E Conversion Price") shall initially be $1.81 per share of Common Stock. Such initial Series E Conversion Price shall be adjusted as hereinafter provided.

                 (b)   Automatic Conversion.
                       --------------------

                       (i) Each share of Series A Preferred shall automatically be converted without any action on the part of the Corporation or the holders of Series A Preferred Stock into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.064 by the Series A Conversion Price, determined as hereinafter provided, in effect on the date of the occurrence of the earliest to occur of the following events:

                       (A) immediately prior to the consummation of the Corporation's initial formal commitment underwritten public offering of common stock under the Securities Act of 1933, as amended (the "Securities Act"), provided that such offering is made at least $3.50 per share (after adjustments for any stock splits or stock dividends) and results in $15,000,000 or more in gross proceeds to the Corporation (the "Initial Registered Public Offering"); or

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                       (B)  upon the receipt by the Corporation of the written
consent to or request for such conversion from holders of at least two-thirds of the Series A Preferred then outstanding.

                (ii) Each share of Series B Preferred shall automatically be converted, without any action on the part of the Corporation or the holders of Series B Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.432 by the Series B Conversion Price, determined as hereinafter provided, in effect on the date of the occurrence of the earliest to occur of the following events:

                       (A) immediately prior to the consummation of the Initial Registered Public Offering; or

                       (B) upon the receipt by the Corporation of the written consent to or request for such conversion from holders of at least two-thirds of the Series B Preferred then outstanding.

                (iii) Each share of Series C Preferred shall automatically be converted, without any action on the part of the Corporation or the holders of Series C Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $0.3264 by the Series C Conversion Price, determined as hereinafter provided, in effect on the date of the occurrence of the earliest to occur of the following events:

                       (A) immediately prior to the consummation of the Initial Registered Public Offering; or

                       (B) upon the receipt by the Corporation of the written consent to or request for such conversion from holders of at least two-thirds of the Series C Preferred then outstanding.

                (iv) Each share of Series D Preferred shall automatically be converted, without any action on the part of the Corporation or the holders of Series D Preferred Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.08 by the Series D Conversion Price, determined as hereinafter provided, in effect on the date of the occurrence of the earliest to occur of the following events:

                       (A) immediately prior to the consummation of the Initial Registered Public Offering; or

                       (B) upon the receipt by the Corporation of the written consent to or request for such conversion from holders of at least two-thirds of the Series D Preferred then outstanding.

                (v) Each share of Series E Preferred shall automatically be converted, without any action on the part of the Corporation or the holders of Series E Preferred

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Stock, into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing $1.81 by the Series E Conversion Price, determined as hereinafter provided, in effect on the date of the occurrence of the earliest to occur of the following events:

                       (A) immediately prior to the consummation of the Initial Registered Public Offering; or

                       (B) upon the receipt by the Corporation of the written consent to or request for such conversion from holders of at least two-thirds of the Series E Preferred then outstanding.

           (c)  Mechanics of Conversion.
                -----------------------

                (i) Before any holder of Preferred Stock shall be entitled to convert the same into shares of Common Stock, such holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for such stock, and shall give written notice to the Corporation at such office that such holder elects to convert the same and shall state therein the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of surrender of the shares of Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                (ii) If a voluntary conversion is in connection with an underwritten offering of securities pursuant to the Securities Act, the conversion may, at the option of any holder tendering shares of Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering, in which event the person(s) entitled to receive the Common Stock upon conversion of the Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

       (d) Adjustments to Series A Conversion Price, Series B Conversion Price,
           -------------------------------------------------------------------
Series C Conversion Price, Series D Conversion Price and Series E Conversion
----------------------------------------------------------------------------
Price for Certain Diluting Issues.
---------------------------------

           (i) Special Definitions. For purposes of this Section 4(d), the
               -------------------
following definitions apply:

               (A) "Options" shall mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Common Stock or Convertible Securities (defined below).

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                 (B)   "Series B Original Issue Date" shall mean the first date
of issuance of a share of Series B Preferred Stock.

                 (C) "Series C Original Issue Date" shall mean the first date of issuance of a share of Series C Preferred Stock.

                 (D)   "Series D Original Issue Date" shall mean March 18, 1998.

                 (E) "Series E Original Issue Date" shall mean the first date of issuance of Series E Preferred Stock.

                 (F) "Convertible Securities" shall mean any evidences of indebtedness, shares (other than Common Stock, Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred) or other securities convertible into or exchangeable for Common Stock.

                 (G) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 4(d)(iii), deemed to be issued) by the Corporation after the Series E Original Issue Date, other than shares of Common Stock issued or issuable as follows:

                      (1) upon conversion of shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred;

                      (2) up to 3,800,000 shares, subject to adjustment for all stock splits, stock dividends, subdivisions and combinations of shares of Common Stock issued (or, pursuant to Section 4(d)(iii), deemed to be issued) to employees, officers, directors and consultants of the Corporation pursuant to the Corporation's stock option, purchase or similar plans in effect on the Series E Original Issue Date or shares issued pursuant to stock options otherwise issued to employees, officers, directors or consultants of the Corporation as approved by the Corporation's Board of Directors;

                      (3) (or pursuant to Section 4(d)(iii), deemed to be issued) to employees, officers, directors and consultants of the Corporation after such shares have been reacquired (upon the termination or expiration of Options or otherwise) from such persons upon the termination of their relationship with the Corporation; provided that such reacquired and reissued shares are not issued (or pursuant to Section 4(d)(iii), deemed to be issued) for consideration which is less than the consideration per share for which the shares previously issued were reacquired or at which the shares deemed to be issued (pursuant to Section 4(d)(iii)) and reacquired (upon the termination or expiration of Options or otherwise) were deemed to be issued;

                      (4)  as a dividend or distribution on the Preferred Stock;

                      (5) pursuant to Section 4(e) for the purpose of adjusting the Series A Conversion Price, Series B Conversion Price, the Series C Conversion Price, Series D Conversion Price or Series E Conversion Price; or

                       (6) pursuant to warrants or other securities issued in connection with any commercial loan, commercial lease obtained or equipment leasing transaction or nonfinancing commercial transaction undertaken by the Corporation with a non-affiliated third party and approved by the director elected by the holders of the Series A Preferred, the director elected by the holders of the Series B Preferred, and the director elected by the holders of the Series C Preferred and the Series D Preferred.

                  (ii) No Adjustment of Conversion Price. Any provision herein
                       ---------------------------------
to the contrary notwithstanding, no adjustment in the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 4(d)(v) hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Corporation is less than the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, respectively, in effect on the date of, and immediately prior to, such issuance.

                (iii)  Deemed Issuance of Additional Share of Common Stock. In
                       ---------------------------------------------------
the event the Corporation at any time or from time to time after the Series E Original Issue Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

                       (A) no further adjustments in the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as the case may be, shall be made upon the subsequent issue of Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

                       (B) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Corporation, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion

Price or Series E Conversion Price, as the case may be, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or he rights of conversion or exchange under such Convertible Securities (provided, however, that no such adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as the case may be, shall affect the Common Stock previously issued upon conversion of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as the case may be);

                       (C) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as the case may be, computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                           (1) in the case of Convertible Securities or Options
for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Corporation upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Corporation upon such conversion or exchange, and

                           (2) in the case of Options for Convertible
Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Corporation for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Corporation for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Corporation (determined pursuant to Section 4(d)(v)) upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

                       (D) no readjustment pursuant to clause (B) or (C) above shall have the effect of increasing the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price, as the case may be, to an amount which exceeds the lower of
(1) the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E Conversion Price as the case may be, on the original adjustment date, or (2) the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or Series E

Conversion Price, as the case may be, that would have resulted from any issuance of Additional Shares of Common Stock between the original adjustment date and such readjustment date;

                       (E) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price, or Series E Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the same manner provided in clause (C) above.

                 (iv)  Adjustment of Conversion Price Upon Issuance of
                       -----------------------------------------------
Additional Shares of Common Stock. In the event this Corporation, at any time
---------------------------------
after the Series E Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(iii)), without consideration or for a consideration per share less than the Series A Conversion Price in effect on such date of and immediately prior to such issuance, then and in such event, the Series A Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series A Conversion Price by a fraction, the numerator of which shall be the number of shares of Series A Preferred actually issued and outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series A Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Series A Preferred actually issued and outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. In the event this Corporation, at any time after the Series E Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(iii)), without consideration or for a consideration per share less than the Series B Conversion Price in effect on such date of and immediately prior to such issuance, then and in such event, the Series B Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series B Conversion Price by a fraction, the numerator of which shall be the number of shares of Series B Preferred actually issued and outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series B Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Series B Preferred actually issued and outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. In the event this Corporation, at any time after the Series E Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(iii)), without consideration or for a consideration per share less than the Series C Conversion Price in effect on such date of and immediately prior to such issuance, then and in such event, the Series C Conversion Price shall be reduced concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series C Conversion Price by a fraction, the numerator of which shall be the number of shares of Series C Preferred actually issued and outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series C Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Series C Preferred actually issued and outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. In the event this Corporation, at any time after the Series D Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(iii)), without consideration or for a consideration per share less than the Series D Conversion Price in effect on such date of and immediately prior to such issuance, then and in such event, the Series D Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series D Conversion Price by a fraction, the numerator of which shall be the number of shares of Series D Preferred actually issued and outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series D Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Series D Preferred actually issued and outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued. In the event this Corporation, at any time after the Series E Original Issue Date, shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 4(d)(iii)), without consideration or for a consideration per share less than the Series E Conversion Price in effect on such date of and immediately prior to such issuance, then and in such event, the Series E Conversion Price shall be reduced, concurrently with such issue, to a price (calculated to the nearest cent) determined by multiplying such Series E Conversion Price by a fraction, the numerator of which shall be the number of shares of Series E Preferred actually issued and outstanding immediately prior to such issue plus the number of shares of Common Stock which the aggregate consideration received by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Series E Conversion Price in effect immediately prior to such issuance, and the denominator of which shall be the number of shares of Series E Preferred actually issued and outstanding immediately prior to such issue plus the number of such Additional Shares of Common Stock so issued.

                       (v) Determination of Consideration. For purposes of this
                           ------------------------------
Section 4(d), the consideration received by the Corporation for the issue of any Additional Shares of Common Stock shall be computed as follows:

                           (A) Cash and Property.  Such consideration shall:
                               -----------------

                               (1) insofar as it consists of cash, be computed
at the aggregate amount of cash received by the Corporation excluding amounts paid or payable for accrued interest or accrued dividends;

                               (2) insofar as it consists of property other than
cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Board of Directors; and

                               (3) in the event Additional Shares of Common
Stock are issued together with other shares or securities or other assets of the Corporation for consideration which covers both, be the proportion of such consideration so received, computed as provided in clauses (1) and (2) above, as determined in good faith by the Board of Directors.

                           (B) Options and Convertible Securities. The
                               ----------------------------------
consideration per share received by the Corporation for Additional shares of Common Stock deemed to have been issued pursuant to Section 4(d)(iii), relating to Options and Convertible Securities shall be determined by dividing:

                               (1) the total amount, if any, received or
receivable by the Corporation as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Corporation upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

                               (2) the maximum number of shares of Common Stock
(as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

             (e) Adjustments for Stock Dividends, Subdivisions, or Split-ups of
                 --------------------------------------------------------------
Common Stock. If the number of shares of Common Stock outstanding at any time
------------
after the Series E Original Issue Date is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, effective at the close of business upon the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Series A Conversion Price, the Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be increased in proportion to such increase of outstanding shares of Common Stock.

             (f) Adjustments for Combinations of Common Stock. If the number of
                 --------------------------------------------
shares of Common Stock outstanding at any time after the Series E Original Issue Date is decreased by a combination of the outstanding shares of Common Stock, then, effective at the close of business upon the record date of such combination, the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, the Series D Conversion Price and Series

E Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

             (g) Adjustments for Other Distributions. In the event the
                 -----------------------------------
Corporation at any time or from time to time makes, or fixes a record date for the determination of holders of Common Stock entitled to receive any distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holders of Preferred Stock shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Corporation which they would have received had their Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4(g) with respect to the rights of the holders of the Preferred Stock.

             (h) Adjustments for Reorganizations, Reclassifications, etc. If the
                 -------------------------------------------------------
Common Stock issuable upon conversion of the Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock or other securities or property, whether by reclassification, a merger or consolidation of this Corporation with or into any other corporation or corporations, or a sale of all or substantially all of the assets of this Corporation (but only if the stockholders of this Corporation hold more than 50% of the outstanding voting equity securities of the surviving corporation in such merger, consolidation or sale of assets reorganization), or otherwise (other than a subdivision or combination of shares provided for above or a merger or other transaction referred to in Section 5(f) below), the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price then in effect, concurrently with the effectiveness of such reorganization or reclassification, shall be proportionately adjusted such that the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock or securities or other property equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Preferred Stock immediately before such event; and, in any such case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of the Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price and Series E Conversion Price) shall thereafter be applicable, as nearly as may be reasonable, In relation to any shares of stock or other property thereafter deliverable upon the conversion of the Preferred Stock.

                 (i) No Impairment. The Corporation will not, except by a
                     -------------
properly approved amendment of its Second Amended and Restated Certificate of Incorporation, through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Preferred Stock against impairment.

                 (j) Certificates as to Adjustments. Upon the occurrence of each
                     ------------------------------
adjustment or readjustment of the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or the Series E Conversion Price pursuant to this Section 4, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred, as applicable, a certificate executed by the Corporation's President or Chief Financial Officer setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (1) such adjustments and readjustments, (2) the Series A Conversion Price, Series B Conversion Price, Series C Conversion Price, Series D Conversion Price or the Series E Conversion Price, as applicable, at the time in effect, and (3) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Preferred Stock.

                 (k) Notices of Record Date. In the event that the Corporation
                     ----------------------
shall propose at any time: (a) to declare any special dividend or distribution upon its Common Stock, whether in cash, property, stock or other securities, whether or not out of earnings or earned surplus; (b) to offer for subscription pro rata to the holders of any class or series of its stock any additional shares of stock of any class or series or other rights; (c) to effect any reclassification or recapitalization of its Common Stock outstanding involving a change in the Common Stock; or (d) to merge or consolidate with or into any other corporation (other than a mere reincorporation transaction), or sell, lease or convey all or substantially all of its assets, or to liquidate, dissolve or wind up; then, in connection with each such event, the Corporation shall send to the holders of Preferred Stock:

                     (i) at least twenty (20) days' prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote, if any, in respect of the matters referred to in (c) and (d) above; and

                    (ii) in the case of the matters referred to in (c) and (d) above at least twenty (20) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon the occurrence of such event).

                 (l) Issue Taxes. The Corporation shall pay any and all issue
                     -----------
and other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of the Preferred Stock pursuant hereto; provided, however, that the Corporation shall not be obligated to pay any transfer taxes resulting from any transfer requested by any holder in connection with any such conversion.

                 (m) Reservation of Stock Issuable Upon Conversion. The
                     ---------------------------------------------
Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the then-outstanding shares of the Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose, including, without limitation, engaging in its best efforts to obtain the requisite stockholder and director approval of any necessary amendment to the Second Amended and Restated Certificate of Incorporation.

                 (n) Fractional Shares. No fractional share shall be issued upon
                     -----------------
the conversion of any share or shares of Preferred Stock. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of a fraction of a share of Common Stock, the Corporation shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the fair market value of such fraction on the date of conversion (as determined in good faith by the Board of Directors).

                 (o) Notices. Any notice required by the provisions of this
                     -------
Section 4 to be given to the holders of shares of Preferred Stock shall be deemed effectively given upon personal delivery (professional courier permissible) or three (3) business days after deposit in the United States mail, postage prepaid, and addressed to each holder of record at his or its address appearing on the books of the Corporation.

     Section 5.  Liquidation Preferences.
                 -----------------------

                 (a) In the event of any liquidation, dissolution or winding up of the Corporation whether voluntary or involuntary the holders of the Series A Preferred shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred or Common Stock or any other shares of this corporation other than

Series A Preferred by reason of their ownership thereof, the amount of $0.064 (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus all declared or accrued but unpaid, dividends on such share, for each share of Series A Preferred then held by them. If upon the occurrence of such event, the assets and funds legally available for distribution to the holders of the Series A Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Series A Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive.

                 (b) After the payment to the holders of the Series A Preferred of the amounts set forth in Section 5(a) above, the holders of the Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be entitled to receive, respectively, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or any other shares of this corporation other than Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred by reason of their ownership thereof, the amount equal to the sum of
(i) $0.432 per share for the holders of Series B Preferred (as adjusted for any stock dividends, combinations or splits with respect to such shares), $0.3264 per share for the holders of Series C Preferred (as adjusted for any stock dividends, combinations or splits with respect to such shares), $1.08 for the holders of Series D Preferred (as adjusted for any stock dividends, combinations or splits with respect to such shares) and $1.81 for the holders of Series E Preferred (as adjusted for any stock dividends, combinations or splits with respect to such shares); plus (ii) all declared or accrued but unpaid dividends and all unpaid Cumulative Series B Dividends, with respect to Series B Preferred, Cumulative Series C Dividends, with respect to Series C Preferred, Cumulative Series D Dividends, with respect to Series D Preferred and Cumulative Series E Dividends, with respect to Series E Preferred, on such shares. If upon the occurrence of such event, the assets and funds legally available for distribution to the holders of the Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred shall be insufficient to permit the payment to such holders of the full aforesaid preferential amount, then the entire assets and funds of the Corporation legally available for distribution after the payment to the holders of the Series A Preferred of the amounts set forth in Section 5(a) above shall be distributed ratably among the holders of the Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred in proportion to the preferential amount each such holder is otherwise entitled to receive.

                 (c) In the event of any liquidation or winding up of the Corporation (as defined below), where the available assets and funds of the Corporation upon such liquidation or winding up exceed $21.4 Million (a "Qualifying Liquidation"), after the payment to the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred of the amounts set forth in Sections 5(a) and 5(b) respectively, the holders of the Common Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the other capital stock of the Corporation by reason of their ownership thereof, an aggregate distribution equal to $2,030,992 with each holder of Common Stock participating on a pro rata basis based on the number of shares of Common Stock they own. If upon the occurrence of such event, the assets and funds legally available for distribution to the holders of the Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid amount, then all assets and funds of the Corporation legally available for distribution after the payment to the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred of the amounts set forth above in Sections 5(a) and 5(b), respectively, shall be distributed ratably among the holders of the Common Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

                 (d) In the event of a liquidation or winding up other than a Qualifying Liquidation, after the payment to the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred of the amounts set forth above in Sections 5(a) and 5(b), respectively, the holders of the Common Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the other capital stock of the Corporation by reason of their ownership thereof, an aggregate distribution equal to $1,051,792 with each holder of Common Stock participating on a pro rata basis based on the number of shares of Common Stock they own. If upon the occurrence of such event, the assets and funds legally available for distribution to the holders of the Common Stock shall be insufficient to permit the payment to such holders of the full aforesaid amount, then all assets and funds of the Corporation legally available for distribution after the payment to the holders of the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred of the amounts set forth above in Sections 5(a) and 5(b) respectively, shall be distributed ratably among the holders of the Common Stock in proportion to the preferential amount each such holder is otherwise entitled to receive.

                 (e) After payments to (i) the holders of the Series A Preferred of the amounts set forth in Section 5(a) above, and (ii) the holders of the Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred set forth in Section 5(b) above, and (iii) the holders of the Common Stock of the amounts set forth in Section 5(c) or 5(d) above, as the case may be, the entire remaining assets and funds of the Corporation legally available for distribution, if any, shall be distributed among the holders of the Common Stock, the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred in proportion to the shares of Common Stock then held by them and the shares of Common Stock which they then have the right to acquire upon conversion of the shares of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred then held by them.

                 (f) A merger of the Corporation with or into any other corporation or corporations (other than a mere reincorporation transaction), a sale of all or substantially all of the assets of the Corporation or a transaction or series of related transactions (other than a public offering of the Corporation's securities) in which the Corporation issues shares representing more than 50% of the voting power of the Corporation immediately after giving effect to such transaction, shall be treated as a liquidation, dissolution or winding up for purposes of this Section 5; provided however, if holders of a majority of the issued and outstanding shares of

Series A Preferred. Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, respectively, elect to waive such treatment with respect to any transaction, such transaction shall not be treated as a liquidation, dissolution or winding up for purposes of this Section 5 with respect to the Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred, as the case may be. In making distributions to the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Common Stock upon any such event, the amount of securities or other non-cash assets will be distributed pro rata based on the amounts to be distributed to the holders of Series A Preferred, the Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Common Stock. Any securities to be delivered to the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred and Common Stock pursuant to such event shall be valued as follows:

                        (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                            (A) If traded on a securities exchange or reported
on a national inter dealer quotation system, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30 day period ending three (3) days prior to the closing;

                            (B) If actively traded over the counter and not
reported on a national inter dealer quotation system, the value shall be deemed to be the average of the closing bid prices over the 30 day period ending three
(3) days prior to the closing; and

                            (C) If there is no active public market, the value
shall be the fair market value thereof, as determined in good faith by the Board of Directors.

                       (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability shall be to make an appropriate discount from the market value determined as above in (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

                   (g) In the event of a transaction (or series of related transactions) to be treated as a liquidation pursuant to this Section 5, the Corporation shall give each holder of record of Preferred Stock written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty (20) days prior to the closing of such action, whichever is earlier, and shall also notify such holders in writing of the final approval of such action. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 5, and the Corporation shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Corporation has given the first notice provided for herein or sooner than ten
(10) days after the Corporation has given notice of any material changes provided for herein provided, however, that such periods may be shortened upon the written consent of the holders of a majority of the shares of Preferred Stock, voting together as one class for this purpose.

     Section 6.  Protective Provisions.
                 ---------------------
                 (a) In addition to any other rights provided by law, so long as any share of Series A Preferred shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of the majority of the outstanding shares of Series A Preferred voting separately as a separate class:

                      (i) Take any action which alters or changes any of the rights, privileges or preferences of the Series A Preferred, including without limitation (A) increasing or decreasing the aggregate number of authorized shares of such series other than an increase incident to a stock split, (B) effecting an exchange, reclassification or cancellation of all or part of the shares of such series, other than a stock split, and (C) effecting an exchange, or creating a right of exchange, of all or part of the shares of another class into the shares of such class;

                     (ii) Take any action which creates any new class or series of shares having any right, preference, priority or power superior to or on a parity with any such right, preference, priority or power of the Series A Preferred; or

                    (iii) Except as provided elsewhere in this Second Amended and Restated Certificate of Incorporation or the Corporation's Bylaws as in effect on the date hereof, redeem, purchase or otherwise acquire any of the Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock in accordance with Sections 160 and 170-174 of the General Corporation Law of the State of Delaware from employees, officers, directors, consultants or other persons performing services for the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase, provided that such repurchase does not impair the redemption rights of the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred and Series E Preferred set forth in Section 9 hereof.

                 (b) In addition to any other rights provided by law, so long as any share of Series B Preferred shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of the majority of the outstanding shares of Series B Preferred voting separately as a separate class:

                     (i) Take any action which alters or changes any of the rights, privileges or preferences of the Series B Preferred, including without limitation (A) increasing or decreasing the aggregate number of authorized shares of such series other than an increase incident to a stock split, (B) effecting an exchange, reclassification or cancellation of all or part of the shares of such series, other than a stock split, and (C) effecting an exchange, or creating a right of exchange, of all or part of the shares of another class into the shares of such class;

                     (ii) Take any action which creates any new class or series of shares having any right, preference, priority or power superior to or on a parity with any such right, preference, priority or power of the Series B Preferred;

                    (iii) Except as provided elsewhere in this Second Amended and Restated Certificate of Incorporation or the Corporation's Bylaws as in effect on the Series B Original Issue Date, redeem, purchase or otherwise acquire any of the Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock in accordance with Sections 160 and 170-174 of the General Corporation Law of the State of Delaware from employees, officers, directors, consultants or other persons performing services for the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase, provided that such repurchase does not impair the redemption rights of the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred set forth in Section 9 hereof; or

                     (iv) Issue any shares of Series B Preferred at any time following the thirtieth day following the Series B Original Issue Date.

                 (c) In addition to any other rights provided by law, so long as any share of Series C Preferred shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of the majority of the outstanding shares of Series C Preferred voting separately as a separate class:

                     (i) Take any action which alters or changes any of the rights, privileges or preferences of the Series C Preferred so as to materially and adversely affect such shares, including without limitation (A) increasing or decreasing the aggregate number of authorized shares of Series C Preferred other than an increase incident to a stock split, (B) effecting an exchange, reclassification or cancellation of all or part of the shares of such series, other than a stock split, and (C) effecting an exchange, or creating a right of exchange, of all or part of the shares of another class into the shares of such class;

                    (ii) Take any action which creates or issues any class or series of shares having any right, preference, priority or power superior to or on a parity with any such right, preference, priority or power of the Series C Preferred;

                   (iii) Except as provided elsewhere in this Second Amended and Restated Certificate of Incorporation or the Corporation's Bylaws as in effect on the Series C Original Issue Date, redeem, purchase or otherwise acquire any of the Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock in accordance with Sections 160 and 170-174 of the General Corporation Law of the State of Delaware from employees, officers, directors, consultants or other persons performing services for the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase, provided that such repurchase does not impair the redemption rights of the

                     (iv) Pay or declare dividends on the Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock in accordance with Sections 160 and 170-174 of the General Corporation Law of the State of Delaware from employees, officers, directors, consultants or other persons performing services for the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase, provided that such repurchase does not impair the redemption rights of the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred set forth in Section 9 hereof, or

                      (v) Change the number of directors.

                  (d) In addition to any other rights provided by law, so long as any share of Series D Preferred shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of the majority of the outstanding shares of Series D Preferred voting separately as a separate class:

                      (i) Take any action which alters or changes any of the rights, privileges or preferences of the Series D Preferred so as to materially and adversely affect such shares, including without limitation (A) increasing or decreasing the aggregate number of authorized shares of Series D Preferred other than an increase incident to a stock split, (B) effecting an exchange, reclassification or cancellation of all or part of the shares of such series, other than a stock split, and (C) effecting an exchange, or creating a right of exchange, of all or part of the shares of another class into the shares of such class;

                     (ii) Take any action which creates or issues any class or series of shares having any right, preference, priority or power superior to or on a parity with any such right, preference, priority or power of the Series D Preferred;

                    (iii) Except as provided elsewhere in this Second Amended and Restated Certificate of Incorporation or the Corporation's Bylaws as in effect on the Series D Original Issue Date, redeem, purchase or otherwise acquire any of the Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock in accordance with Sections 160 and 170-174 of the General Corporation Law of the State of Delaware from employees, officers, directors, consultants or other persons performing services for the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase, provided that such repurchase does not impair the redemption rights of the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred set forth in Section 9 hereof; or

                     (iv) Pay or declare dividends on the Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock in accordance with Sections 160 and 170-174 of the General Corporation Law of the State of Delaware from employees, officers, directors, consultants or other persons performing services for the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase, provided that such repurchase does not impair the redemption rights of the holders of Series A Preferred, Series B Preferred, Series C Preferred , Series D Preferred or Series E Preferred set forth in Section 9 hereof, or

                        (v)  Change the number of directors.

                   (e) In addition to any other rights provided by law, so long as any share of Series E Preferred shall be outstanding, the Corporation shall not, without first obtaining the affirmative vote or written consent of the holders of the majority of the outstanding shares of Series E Preferred voting separately as a separate class:

                        (i) Take any action which alters or changes any of the rights, privileges or preferences of the Series E Preferred so as to materially and adversely affect such shares, including without limitation (A) increasing or decreasing the aggregate number of authorized shares of Series E Preferred other than an increase incident to a stock split, (B) effecting an exchange, reclassification or cancellation of all or part of the shares of such series, other than a stock split, and (C) effecting an exchange, or creating a right of exchange, of all or part of the shares of another class into the shares of such class;

                        (ii) Take any action which creates or issues any class or series of shares having any right, preference, priority or power superior to or on a parity with any such right, preference, priority or power of the Series E Preferred;

                       (iii) Except as provided elsewhere in this Second Amended and Restated Certificate of Incorporation or the Corporation's Bylaws as in effect on the Series E Original Issue Date, redeem, purchase or otherwise acquire any of the Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock in accordance with Sections 160 and 170-174 of the General Corporation Law of the State of Delaware from employees, officers, directors, consultants or other persons performing services for the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase, provided that such repurchase does not impair the redemption rights of the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred set forth in Section 9 hereof; or

                        (iv) Pay or declare dividends on the Preferred Stock or Common Stock; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock in accordance with Sections 160 and 170-174 of the General Corporation Law of the State of Delaware from employees, officers, directors, consultants or other persons performing services for the Corporation upon termination of their employment or services pursuant to agreements providing for such repurchase, provided that such repurchase does not impair the redemption rights of the holders of Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred or Series E Preferred set forth in Section 9 hereof.

     Section 7.  No Reissuance of Preferred Stock.
                 --------------------------------

                 (a) No share or shares of Series A Preferred acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may, from time to time, take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series A Preferred.

                 (b) No share or shares of Series B Preferred acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may, from time to time, take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series B Preferred.

                 (c) No share or shares of Series C Preferred acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may, from time to time, take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series C Preferred.

                 (d) No share or shares of Series D Preferred acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may, from time to time, take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series D Preferred.

                 (e) No share or shares of Series E Preferred acquired by the Corporation by reason of purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation may, from time to time, take such appropriate corporate action as may be necessary to reduce the authorized number of shares of the Series E Preferred.

     Section 8.  Right of First Refusal.
                 ----------------------

                (a) Except as set forth in Section 8(d) below, if, at any time after the Series E Original Issue Date, the Corporation shall propose to sell to any persons in a transaction not registered under the Securities Act any Equity Securities (as hereinafter defmed), it shall give the holders of the Preferred Stock the right to purchase all such Equity Securities and each holder may purchase his or its pro rata share (which proportion shall be equal to (x) the number of shares of Common Stock issued or issuable upon conversion of the Preferred Stock held by such holder of Preferred Stock divided by (y) the number of shares of Common Stock issued or issuable upon conversion of all of the issued and outstanding Preferred Stock) of such privately offered Equity Securities on the same terms and conditions as the Corporation is offering such Equity Securities to such other persons. Prior to any sale or issuance by the Corporation of any Equity Securities subject to this right of first offer, the Corporation shall notify the holders of the Preferred Stock, in writing, of its intention to sell and issue such Equity Securities, setting forth the terms under which it proposes to make such sale. Within ten (10) business days after receipt of such notice, the holders of the Preferred Stock shall notify the Corporation as to whether they desire to purchase any or all of their pro rata share of such Equity Securities for the price and on the general terms specified in the notice. In the event any holder of Preferred Stock elects not to purchase such holder's pro rata share of such Equity Securities, the Company shall notify the remaining holders within five (5) business days of such notice and the remaining holders of Preferred Stock shall have the right to purchase their pro rata share of such available shares on the terms described above. Within five (5) business days following receipt of such notice, the remaining holders of the Preferred Stock shall notify the Corporation of the number of such Equity Securities it chooses to purchase. (In the event that such shares are over subscribed, each holder of Preferred Stock shall be entitled to purchase on a pro-rata basis.) All such notifications by the holders of the Preferred Stock to the Corporation shall be irrevocable, binding commitments to purchase such Equity Securities.

                 (b) If, following the expiration of the notice periods set forth above, the holders of the Preferred Stock have not notified the Corporation that they desire to purchase all of the Equity Securities described in such notice upon the terms and conditions set forth in such notice, the Corporation may, during a period of one hundred twenty (120) days following the end of such fifteen (15) business day period, sell and issue such Equity Securities which the holders of Preferred Stock have not elected to purchase at a price and upon terms and conditions no more favorable to such investors than those set forth in such notice.

                 (c) If the holders of the Preferred Stock elect to purchase all of the Equity Securities offered by the Corporation, the holders of the Preferred Stock shall pay for them by check against delivery of the securities at the executive offices of the Corporation at the time of the scheduled closing therefor. The Corporation shall take all such action (except registration under the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act")) as may be reasonably required by any regulatory authority in connection with the exercise by the holders of the Preferred Stock of the right to purchase Equity Securities as set forth herein.

                 (d) The right of first refusal contained in (a), above, shall not apply to (i) securities offered to the public in an underwritten offering pursuant to a registration statement filed under the Securities Act, (ii) securities issued pursuant to the acquisition of another company by the Corporation by merger, purchase of substantially all of the assets, or other reorganization, (iii) up to 3,800,000 shares of the Common Stock (or related options) subject to adjustment for all stock splits, stock dividends, subdivisions and combinations of shares of Common Stock issued (or pursuant to Section 4(d)(iii), deemed to be issued) to employees, officers, consultants or directors of the Corporation pursuant to the Corporation's stock option, purchase or similar plans in effect on the Series E Original Issue Date or shares issued pursuant to stock options otherwise issued to employees, officers, directors or consultants of the Corporation as approved by the Board of Directors, (iv) shares issued in connection with any stock split, stock dividend or other similar recapitalization by the Corporation, (v) shares issued upon conversion of Preferred Stock or upon the exercise of any Convertible Security, option or warrant which was itself an Equity Security, or (vi) any shares of Common Stock issued pursuant to warrants or other securities issued in connection with any commercial loan, commercial lease obtained or equipment leasing transaction or nonfinancing commercial transaction undertaken by the Corporation with a non-affiliated third party and approved by the director elected by the holders of the Series A Preferred, the director elected by the holders of the Series B Preferred and the director elected by the holders of the Series C Preferred and the Series D Preferred.

                 (e) The term "Equity Securities" shall mean any security having voting rights in the election of the Board of Directors not contingent upon default and any security convertible into or exchangeable for the foregoing.

                 (f) The rights set forth in this Section 8 shall terminate immediately prior to the closing of the Corporation's Initial Registered Public Offering.

     Section 9.  Redemption.
                 ----------

                 (a) At any time after January 5, 2000 at the election of holders of a majority of the then outstanding shares of Series A Preferred, the Corporation shall promptly, if it may lawfully do so, from any source of funds legally available therefor, redeem all, but not less than all, of the Series A Preferred by paying in cash therefor a sum equal to $0.12 for each share of Series A Preferred (as adjusted for any stock dividends, combinations or splits with respect to such shares)(the "Series A Redemption Price").

                 (b) The Corporation shall give each holder of Series A Preferred notice of the date fixed for redemption ("Series A Redemption Date"). On or after the Series A Redemption Date, the Series A Redemption Price of shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the Series A Redemption Date, unless there shall have been a default in payment of the Series A Redemption Price, all rights of the holders of such shares as holders of Series A Preferred of the Corporation (except the right to receive the applicable Series A Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever.

                 (c) At any time after the sixth anniversary of the Series B Original Issue Date, at the election of holders of a majority of the then outstanding shares of Series B Preferred, the Corporation shall commencing not less than ninety (90) days after the receipt by the Corporation of such election in the manner set forth in subsection (d) below, if it may lawfully do so, from any source of funds legally available therefor, redeem all, but not less than all, of the Series B Preferred by paying in cash therefor a sum equal to the sum of (i) $0.432 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus (ii) all declared or accrued but unpaid dividends and all unpaid Cumulative Series B Dividends on such shares (the "Series B Redemption Price").

                 (d) The Series B Redemption Price shall be payable in three (3) annual installments commencing ninety (90) days after the receipt by the Corporation of such election. The Corporation shall give each holder of Series B Preferred notice of the dates fixed for redemption ("Series B Redemption Dates"). On or after each Series B Redemption Date, the Series B Redemption Price of shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the initial Series B Redemption Date, unless there shall have been a default in payment of the Series B Redemption Price, all rights of the holders of such shares as holders of Series B Preferred of the Corporation (except the right to receive the applicable Series B Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding for any purpose whatsoever.

                 (e) At any time after the sixth anniversary of the Series B Original Issue Date, at the election of holders of at least two-thirds (2/3) of the then outstanding shares of Series C Preferred, the Corporation shall commencing not less than ninety (90) days after the receipt by the Corporation of such election in the manner set forth in subsection (f) below, if it may lawfully do so, from any source of funds legally available therefor, redeem all, but not less than all, of the Series C Preferred by paying in cash therefor a sum equal to the sum of (i) $0.3264 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus (ii) all declared or accrued but unpaid dividends and all unpaid Cumulative Series C dividends on such shares (the "Series C Redemption Price").

                 (f) The Series C Redemption Price shall be payable in three (3) annual installments commencing ninety (90) days after the receipt by the Corporation of such election. The Corporation shall give each holder of Series C Preferred notice of the dates fixed for redemption ("Series C Redemption Dates"). On or after each Series C Redemption Date, the Series C Redemption Price of shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the initial Series C Redemption Date, unless there shall have been a default in payment of the Series C Redemption Price, all rights of the holders of such shares as holders of Series C Preferred of the Corporation (except the right to receive the applicable Series C Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding for any purpose whatsoever.

                 (g) At any time after the sixth anniversary of the Series B Original Issue Date, at the election of holders of at least two-thirds (2/3) of the then outstanding shares of Series D Preferred, the Corporation shall commencing not less than ninety (90) days after the receipt by the Corporation of such election in the manner set forth in subsection (h) below, if it may lawfully do so, from any source of funds legally available therefor, redeem all, but not less than all, of the Series D Preferred by paying in cash therefor a sum equal to the sum of (i) $ 1.08 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus (ii) all declared or accrued but unpaid dividends and all unpaid Cumulative Series D Dividends on such shares (the "Series D Redemption Price").

                 (h) The Series D Redemption Price shall be payable in three (3) annual installments commencing ninety (90) days after the receipt by the Corporation of such election. The Corporation shall give each holder of Series D Preferred notice of the dates fixed for redemption ("Series D Redemption Dates"). On or after each Series D Redemption Date, the Series D Redemption Price of shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the initial Series D Redemption Date, unless there shall have been a default in payment of the Series D Redemption Price, all rights of the holders of such shares as holders of Series D Preferred of the Corporation (except the right to receive the applicable Series D Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding for any purpose whatsoever.

                 (i) At any time after the sixth anniversary of the Series B Original Issue Date, at the election of holders of at least two-thirds (2/3) of the then outstanding shares of Series E Preferred, the Corporation shall commencing not less than ninety (90) days after the receipt by the Corporation of such election in the manner set forth in subsection (g) below, if it may lawfully do so, from any source of funds legally available therefor, redeem all, but not less than all, of the Series E Preferred by paying in cash therefor a sum equal to the sum of (i) $1.81 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares), plus (ii) all declared or accrued but unpaid dividends and all unpaid Cumulative Series E Dividends on such shares (the "Series E Redemption Price").

                 (j) The Series E Redemption Price shall be payable in three (3) annual installments commencing ninety (90) days after the receipt by the Corporation of such election. The Corporation shall give each holder of Series E Preferred notice of the dates fixed for redemption ("Series E Redemption Dates"). On or after each Series E Redemption Date, the Series E Redemption Price of shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the initial Series E Redemption Date, unless there shall have been a default in payment of the Series E Redemption Price, all rights of the holders of such shares as holders of Series E Preferred of the Corporation (except the right to receive the applicable Series E Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the corporation or be deemed to be outstanding for any purpose whatsoever.

                                   ARTICLE V

     The Corporation is to have perpetual existence.

                                   ARTICLE VI

     In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

                                  ARTICLE VII

     The election of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE VIII

     Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any statutory provision) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

                                   ARTICLE IX

     No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment.

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                                       31

     IN WITNESS WHEREOF, Internet Commerce Services Corporation, a Delaware corporation (to be renamed "CyberSource Corporation" after the filing of this Second Amended and Restated Certificate of Incorporation), has caused this Second Amended and Restatement of Certificate of Incorporation to be signed by its President and attested by its Secretary, this 21th day of October, 1998.


                                      ----------------------------------
                                      William S. McKiernan
                                      President



Attest:
                                      ----------------------------------
                                      Richard Scudellari
                                      Secretary

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